Exhibit 99.2

Vroom third quarter 2024 earnings november 2024

disclaimer Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the our expectations regarding the anticipated restructuring, including its impact, intended benefits, and outcome, United Auto Credit Corporation and CarStory, the impact from the UACC’s 2024-1 securitization transaction, the expectation of originations since early 2023, and the impacts of credit tightening, and the timing of any of the foregoing. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this presentation, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our Quarterly report on Form 10-Q for the quarter ended September 30, 2024, which is available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this presentation. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Industry and Market Information To the extent this presentation includes information concerning the industry and the markets in which the Company operates, including general observations, expectations, market position, market opportunity and market size, such information is based on management's knowledge and experience in the markets in which we operate, including publicly available information from independent industry analysts and publications, as well as the Company’s own estimates. Our estimates are based on third-party sources, as well as internal research, which the Company believes to be reasonable, but which are inherently uncertain and imprecise. Accordingly, you are cautioned not to place undue reliance on such market and industry information.

vroom overview following the wind-down of our ecommerce operations, vroom’s business is comprised of uacc and carstory. uacc is an indirect lender that offers vehicle financing to consumers through third-party dealers under the uacc brand, focusing primarily on the non-prime market. carstory is a leader in ai-powered analytics and digital services for automotive retail, in addition, vroom continues to own the technology, ip and digital assets that powered vroom’s retail automotive ecommerce platform. Carstory United auto credit united auto credit business Financing and Loan Servicing carstory business Industry Leading Data, AI and Technology vroom assets Automotive eCommerce Platform Acquired by Vroom in 2022 Non-prime lending expertise Successful capital markets experience 9,500+ independent dealer network $1B+ gross serviced portfolio $629M in loan origination in 2023 External finance and management portal for dealers Consumer payment integrations and auto-pay functionality Integrated with largest dealer management platform credit applications Automatic pricing programs for both independent and franchise dealerships 3rd generation proprietary pricing engine powered by big data models with machine learning 100+ nationwide sales team with strong dealer relationships Tangible book value at 9/30 ~$144M Acquired by Vroom in 2021 18+ years of automotive vehicle history Extensive patent portfolio, including 31 issued or allowed and 8 pending patents Website conversion expertise Data science and analytics AI and ML models for vehicle pricing, similarity and imaging processing Major financial institution customers, dealers and retail auto service providers Vehicle acquisition and pricing product suite for dealers Consumer mobile apps with full-featured marketplace and augmented reality shopping experience eCommerce used vehicle platform Predictive price and P&L models Consumer and B2B Inventory acquisition Consumer shopping solution Self-service checkout Consumer transaction hub deal status, pending action items, delivery and registration tracking Delivery and logistics solution with integrated tools for seamless driveway experiences Patent-pending titling, registration and document platform Proprietary document processing pipeline for automated contracting Payment integrations for credit card, ACH, debit and wire transfer payments Internal sales-enablement platform to guide sales and support agents on financing terms and approval probabilities 3 third quarter results 3rd quarterkey performance indicators $51M Cash and Cash Equivalents(1) $33M of excess liquidity available to UACC under the warehouse lines (receivables that could be pledged to draw cash from warehouse lines) $825M UACC total Warehouse Capacity, $322M outstanding borrowings, $503M excess warehouse capacity uacc performance highlights Slight growth of gross serviced portfolio year over year Origination metrics indicate continued migration toward higher quality credit Sequential increase in realized and unrealized losses, net of recoveries driven by weakening macro-economic environment, higher delinquencies and lower recovery rates q32024 uacc performance highlights third quarter 2023 second quarter 2024 third quarter 2024 gross serviced portfolio $1,049 million $1,094 million $1,060 million gross serviced accounts 79,596 82,161 80,049 indirect origination volume(2) $100 million $116 million $100 million (1) Represents unrestricted cash and cash equivalents, excludes restricted cash, and warehouse availability. (2) Represents retail installment sale contracts originated through third-party dealers $51m of cash and cash equivalents(1) at third quarter end 2024 4

3rd quarter cash and cash equivalents

3rd quarter cash and cash equivalents(1)



$63
$35
($35)
($14)
$2
$51
6/30/24 Cash and Cash Equivalents (1)
Net Interest Income
Operating Expenses
Change in Securitization and Warehouse Debt
Discontinued Operations and Other
9/30/24 Cash and Cash Equivalents (1)

- ***net interest income***
  - Interest income net of warehouse and securitization interest expense
- ***operating expenses***
  - Compensation and benefits, professional fees, software and IT costs, interest expense on corporate debt and other operating expenses
- ***change in securitization and warehouse debt***
  - Net change in borrowing on debt facilities
- ***discontinued operations***
  - Proceeds from the liquidation of logistics fleet net of severance and other ecommerce wind-down expenses

(1) Represents unrestricted cash and cash equivalents. Excludes restricted cash and warehouse availability

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12 and 48 month cumulative net loss model (1) (2) Cumulative Net Loss (CNL) Proprietary Model vs. Actual Losses Covid Stimulus Credit tightening (Orange) Multivariate 12 Month CNL Model correlates to (Gray) Actual 12 Month CNL correlates to Yellow Actual 48 Month CNL 48 Month CNL 12 Month CNL (Excel Chart) in late 2022 and early 2023, we implemented changes to our credit program, tightening credit, which has returned our delinquencies and expected portfolio performance on those vintages to pre-pandemic levels originations from mid-2021 to mid-2022 generally are concentrated in securitizations in which we sold residual certificates, reducing the credit risk to uacc earnings (1) Cumulative net loss is the aggregate realized loss (net of recoveries) over a portfolio’s lifetime. (2) This metric, including the ratios, is based on management's proprietary assumptions and formulas and is subject to change from time to time as management continues to evaluate the business. impact of credit changes remain in line with expectations 6

Vroom appendix

segment financials

	Q3-2024				Q2-2024			
	UACC	CarStory	Corporate	Total	UACC	CarStory	Corporate	Total
Interest income	$ 50,801	$ —	$ (588)	$ 50,213	$ 52,389	$ —	$ (527)	$ 51,862
Interest expense:								
Warehouse credit facility	6,251	—	—	6,251	6,986	—	—	6,986
Securitization debt	9,096	—	—	9,096	7,995	—	—	7,995
Total interest expense	15,347	—	—	15,347	14,981	—	—	14,981
Net interest income	35,454	—	(588)	34,866	37,408	—	(527)	36,881
Realized and unrealized losses, net of recoveries	30,117	—	8,229	38,346	19,582	—	(853)	18,729
Net interest income after losses and recoveries	5,338	—	(8,818)	(3,480)	17,826	—	325	18,152
Noninterest income:								
Servicing income	1,495	—	—	1,495	1,587	—	—	1,587
Warranties and GAP income (loss), net	2,074	—	1,843	3,917	1,640	—	(262)	1,378
CarStory revenue	—	2,890	—	2,890	—	2,913	—	2,913
Gain on debt extinguishment	—	—	—	—	—	—	—	—
Other income	1,698	199	522	2,419	2,098	190	853	3,141
Total noninterest income	5,267	3,089	2,365	10,721	5,325	3,103	591	9,019
Expenses:								
Compensation and benefits	19,819	3,127	2,419	25,365	20,539	2,461	4,176	27,176
Professional fees	875	(112)	824	1,587	575	80	833	1,488
Software and IT costs	2,346	17	997	3,360	2,605	21	1,410	4,036
Depreciation and amortization	5,505	1,600	—	7,105	5,630	1,602	—	7,232
Interest expense on corporate debt	681	—	920	1,601	629	—	920	1,549
Impairment charges	2,407	—	—	2,407	—	—	—	—
Other expenses	1,991	127	1,318	3,436	3,054	55	1,852	4,961
Total expenses	33,624	4,759	6,478	44,861	33,032	4,219	9,191	46,442
Adjusted EBITDA[(1)]	**$ (14,119)**	**$ (210)**	**$ (11,205)**	**$ (25,534)**	**$ (2,824)**	**$ 372**	**$ (5,089)**	**$ (7,541)**

(1) Adjusted EBITDA is a non-GAAP measure. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix.

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reconciliation of non-gaap financial measures EBITDA and Adjusted EBITDA We calculate EBITDA as net loss before interest expense on corporate debt, interest income on cash and cash equivalents, income tax expense and depreciation and amortization expense. We calculate Adjusted EBITDA as EBITDA adjusted to exclude stock compensation expense, severance expense related to the continuing operations, and long-lived asset impairment charges. The following table presents a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable U.S. GAAP measure: Three Months Ended Three Months Ended September 30, June 30, 2024 2024 Net loss from continuing operations $ (37744) $ (19,104) Adjusted to exclude the follow ing: Interest expense on corporate debt 1,601 1,549 Interest income on cash and cash equivalents (1,035) (1,182) Provision for income taxes 124 (167) Depreciation and amortization 7,105 7,232 EBITDA $ (29,949) $ (11,672) Stock compensation expense $1,244 $2,446 Severance 763 1,685 Impairment charges 2,407 — Adjusted EBITDA $(25,534) $(7,541) 9